EXHIBIT 23




                          CONSENT OF DELOITTE & TOUCHE




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

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Security Capital Corporation:

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-91703 (which is also Post-Effective Amendment No. 3 to Registration Statement No. 2-82443) of Security Capital Corporation on Form S-8 of our report dated April 7, 1998, appearing in the Annual Report on Form 10-K of Security Capital Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Houston, Texas
April 7, 1998